Exhibit 3.1
REVISED AND RESTATED BY-LAWS
OF
WERNER ENTERPRISES, INC.

ARTICLE I
SHAREHOLDERS

Section 1.     Annual Meeting. The annual meeting of the Shareholders shall be held on the second Tuesday in the month of May in each year, or such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Nebraska, such meeting shall be held on the next succeeding business day. Annual meetings shall be held in the office of the corporation or at such other place, either within or without the State of Nebraska, as shall be determined by the Board of Directors. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.

Section 2.     Special Meetings. Special meetings of the Shareholders may be called by the Chairman of the Board, the Executive Chairman, the President or a majority of the Board of Directors. Special meetings shall be held at such place, either within or without the State of Nebraska, as shall be stated in the notice.

Section 3.     Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting.

Section 4.     Closing of Transfer Books or Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than fifty (50) days and, in the case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 5.     Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete record of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each. For a period of ten (10) days prior to such meeting, the list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such record, or a duplicate thereof, shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the Shareholders entitled to examine such record or transfer books or to vote at any meeting of Shareholders.

Section 6.     Quorum. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. The holders or their representatives of a majority of the shares present at a meeting, even though less than a majority of the shares outstanding, may adjourn the meeting from time to time without notice other than an announcement at the meeting, until such time as a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders, unless the vote of a greater number is required by law, by the Articles of Incorporation, or by these By-Laws.

Section 7.     Proxies. At all meetings of the Shareholders, a Shareholder may vote either in person or by proxy executed in writing by a Shareholder or his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the Shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

Section 8.     Voting of Shares. Subject to the provisions of Sections 9 and 10 of this Article I, each Shareholder entitled to vote shall be entitled to one (1) vote for each share of stock held by him upon each matter submitted to a vote at a meeting of Shareholders.

Section 9.     Voting of Shares by Certain Holders. Treasury shares shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the By-Laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the Court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 10.    Cumulative Voting. At each election for directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate said shares and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them upon the same principle among as many candidates as he shall think fit.

Section 11.    Informal Action by Shareholders. Any action required to be taken at a meeting of the Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of Shareholders and may be stated as such in any articles or document filed with the Secretary of State under applicable state law.

Section 12.    Inspectors of Election. In advance of any meeting of Shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one (1) or three (3). If the Board of Directors so appoints either one (1) or three (3) inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board of Directors, the Executive Chairman or the President may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board of Directors, the Executive Chairman or the President.

Unless otherwise prescribed by applicable regulations, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all Shareholders.

Section 13.    Nominations. Nominations to fill positions on the Board of Directors shall be made by the Board of Directors. Recommendations of persons to fill positions on the Board of Directors shall be made by a Nominating Committee consisting of three or more independent directors appointed by the Board. The Nominating Committee will be governed by a charter and policies established by the Board. Except in the case of a nominee substituted as a result of the death or other incapacity of a nominee, the Nominating Committee shall submit names to the Board Secretary no later than 75 days before the annual meeting. Shareholders may also submit nominations in accordance with policy set by the Board.

Section 14.    New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the corporation at least twenty (20) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any Shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but, unless stated in writing and filed with the Secretary at least twenty (20) days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the Shareholders taking place thirty (30) days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

ARTICLE II
DIRECTORS

Section 1.     Number and Qualifications. The business and affairs of the corporation shall be managed by a Board of Directors consisting of not less than seven (7) nor more than nine (9) Directors. The Directors need not be residents of the State of Nebraska, nor Shareholders of the corporation. Although the number and qualifications of the Directors may be changed from time to time by amendment to these By-Laws, no change shall affect the incumbent Directors during the terms for which they were elected.

Section 2.     Classification of Board. The Board of Directors shall be divided, with respect to the time during which the Directors shall hold office, into classes which are designated as Classes I, II and III. The number of Directors in each such class shall be the same as in each other such class to the extent possible. When creating a new directorship through expansion of the size of the Board of Directors or when eliminating a directorship through reduction of the size of the Board of Directors, the Board shall designate the class of the new or eliminated directorship and any newly created or eliminated directorships resulting from an increase or decrease shall be apportioned by the Board among the classes of Directors so as to maintain such classes as nearly equal as possible. The term of office of the Class I will expire at the 1995 annual meeting of Shareholders, the term of office of the Class II will expire at the 1996 annual meeting of Shareholders and the term of office of the Class III will expire at the 1997 annual meeting of Shareholders with Directors in each class to hold office until his or her successor shall have been duly elected and qualified. The class into which each Director elected at the 1994 annual meeting of Shareholders shall be designated and the Directors then elected will hold office for terms corresponding to their respective class. At each subsequent annual meeting of Shareholders, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of Shareholders after their election, with each Director to hold office until his or her successor is elected and qualified.

Section 3.     Removal and Vacancies. A Director may be removed by vote of the holders of a majority of the shares entitled to vote at an election of Directors which vote is taken at a meeting of the Shareholders called expressly for that purpose. However, if less than the entire Board is to be removed at such special meeting, then no individual Director may be removed if the votes cast against the removal of such Director would be sufficient to elect such Director if then cumulatively voted at an election of Directors for the class of which such Director is a member. Any vacancies in the Board of Directors, occurring for any reason, shall be filled by the vote of the remaining Directors, even if less than a quorum, or by a sole remaining Director. A Director chosen to fill a vacancy shall be assigned to the same class as the Director being replaced and be elected by the Shareholders at the next annual meeting following appointment and shall serve for a term expiring at the annual meeting of Shareholders at which the term of office of the class to which he or she is assigned expires and until his or her successor is elected and qualified.

Section 4.     Quorum. A majority of the number of directors fixed by the By-Laws shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is specified by the Articles of Incorporation or these By-Laws. If less than a quorum is present at any meeting, the majority of these present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 5.     Annual Meeting. The annual meeting of the Board of Directors shall be held without notice other than this By-Law immediately following adjournment of the annual meeting of Shareholders and shall be held at the same place as the annual meeting of Shareholders unless some other place is agreed upon.

Section 6.     Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Executive Chairman or the President or a majority of the Board of Directors, and shall be held at the office of the corporation or at such other place, either within or without the State of Nebraska, as the notice may state.

Section 7.     Notice. No notice is required for regular meetings of the Board of Directors and its committees. Notice of special meetings of the Board of Directors and its committees, stating the date, time, and place thereof, shall be given in a manner described herein at least one (1) day prior to the date of the meeting. The purpose of the meeting need not be given in the notice. Any director’s attendance at a meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Oral notice may be communicated in person or by telephone, wire or wireless equipment, that does not transmit a facsimile of the notice. Oral notice is effective when communicated if communicated in a comprehensible manner.

Written notice may be transmitted by mail, email, private carrier, or personal delivery; or telephone, wire, or wireless equipment that transmits a facsimile of the notice and provides the transmitter with an electronically generated receipt. Written notice is effective at the earliest of the following: (a) when received; (b) three (3) days after its deposit in the U.S. mail if mailed with first-class postage, to the address as it appears on the current records of the Corporation; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

Section 8.     Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or of any committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote. The consent may be executed by the directors in counterparts.

Section 9.     Voting. At all meetings of the Board of Directors, each director shall have one (1) vote irrespective of the number of shares he may hold. Members of the Board of Directors may vote and participate in meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

Section 10.    Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 11.    Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director or both. Directors may also participate in equity compensation plans of the corporation, as permitted by each such plan. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 12.    Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, appoint an executive committee, an audit committee, and one or more other committees, each committee to consist of two (2) or more directors of the corporation, which committees shall, to the extent permitted by law, have and may exercise such powers of the Board of Directors in the management of the business and affairs of the corporation as shall be delegated to them.

Section 13.    Advisory Directors. The Board of Directors may by resolution appoint advisory directors to the Board, who shall serve as directors emeritus, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. Advisory directors shall not have the authority to participate by vote in the transaction of business.

Section 14. Chairman and Vice Chairman of the Board.

(a) The Board of Directors shall appoint, from time to time, one of the Directors to serve in the role as the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Shareholders and of the Board of Directors and shall perform all duties normally incidental to the office of Chairman and such other duties as may be prescribed by the Board of Directors from time to time. The Directors may, but are not required to, designate the Chairman of the Board as the Executive Chairman, having the additional authorities and duties described in Article III, Section 5 of these By-Laws.

(b) The Board of Directors may appoint, from time to time, one of the Directors to serve in the role as the Vice Chairman of the Board. The Vice Chairman of the Board shall perform the duties of the Chairman of the Board at any meeting of the Shareholders or of the Board of Directors that the Chairman of the Board of the Executive Chairman is unable to attend and such other duties as my be prescribed by the Board of Directors from time to time.

(c) The Directors serving as Chairman of the Board, Executive Chairman and Vice Chairman of the Board are not required to be independent Directors.

ARTICLE III
OFFICERS

Section 1.     Officers and Qualifications. The officers of the corporation shall include an Executive Chairman, if one is designated by the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents (including Senior Executive Vice Presidents, Executive Vice Presidents, or Senior Vice Presidents, as the Board of Directors shall determine), a Secretary, and a Treasurer and such other officers and agents as may be deemed necessary by the Board of Directors. Any two (2) or more offices may be held by the same person; provided, however, that the person serving as the Executive Chairman shall not simultaneously serve as any other officer and the person acting as Chief Executive Officer or as President shall not simultaneously serve as Secretary.

Section 2.     Appointment and Tenure. The officers of the corporation shall be appointed by the Board of Directors from time to time and each officer shall hold office until he or she resigns such office, is removed from such office pursuant to Section 3 or this Article III or is no longer able to serve as such due to his or her death or incapacity. The Board of Directors may delegate its authority to appoint officers to the Executive Chairman, the Chief Executive Officer and the President,

provided, however, that the authority to appoint the Executive Chairman, the Chief Executive Officer and the President shall not be delegated by the Board of Directors. The Board of Directors may authorize the corporation to enter into an employment contract with any officer on such terms as it determines; provided, however, the mere appointment of an individual to serve as an officer shall not, of itself, create any contract rights of employment or other rights enforceable against the corporation.

Section 3.     Removal. Any officer of the corporation, whether appointed by the Board of Directors, the Executive Chairman, the Chief Executive Officer or the President, may be removed by the Board of Directors at any time, with or without cause, provided that such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.     Vacancies. Vacancies occurring in any office shall be filled by the Board of Directors or, in the case of an officer appointed by the Executive Chairman, the Chief Executive Officer or the President, the vacancy may be filled by the Executive Chairman, the Chief Executive Officer or the President.

Section 5.     Executive Chairman. The Board of Directors may, but are not required to, designate the Chairman of the Board to serve as Executive Chairman. The Executive Chairman, if one is so designated by the Board of Directors, shall not be responsible for the direct management, supervision or control of the regular and on-going business operations and affairs of the corporation, but shall have plenary authority to oversee, review and make all significant or material business decisions of the corporation, including any decisions made with respect thereto by the other officers of the corporation, and shall perform such other duties and responsibilities as may be prescribed by the Board of Directors from time to time. The Executive Chairman shall report only to the Board of Directors.

Section 6.     The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation for all purposes and, subject to the control of the Board of Directors and the retained authority of the Executive Chairman, the Chief Executive Officer shall manage, supervise and control all of the business and affairs of the corporation. The Chief Executive Officer shall have presumptive authority to sign, with the Secretary or any other proper officer of the corporation, certificates for shares of the corporation, as well as any and all other agreements, deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. The Chief Executive Officer shall report to the Board of Directors and, if one is appointed, to the Executive Chairman.

Section 7.     The President. The President shall be the principal operating officer of the corporation and, subject to the control of the Board of Directors and the direction of the Chairman of the Board, the Executive Chairman and the Chief Executive Officer, shall in general supervise and control the operation of the day-to-day business and affairs of the corporation. The President shall have presumptive authority to sign, with the Secretary or any other proper officer of the corporation, certificates for shares of the corporation, as well as any and all other agreements, deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of

Directors from time to time. The President shall report to the Board of Directors, the Chief Executive Officer and, if one is appointed, the Executive Chairman.

Section 8.     The Vice Presidents. The Board of Directors may appoint one or more Vice Presidents, including Senior Executive Vice Presidents, Executive Vice Presidents and Senior Vice Presidents, and the Board of Directors, Executive Chairman, Chief Executive Officer and the President may assign such titles, duties and responsibilities to any such Vice President as they may determine from time to time. In the absence of the President or in the event of his death, inability, or refusal to act, the Senior Executive Vice President, if one is appointed, shall perform the duties of the President. If a Senior Executive Vice President has not been appointed, the first appointed Executive Vice President shall perform the duties of the President in such event. The Senior Executive Vice President may sign, with the Secretary or any other proper officer of the corporation, certificates for shares of the corporation.

Section 9.     Secretary. The Secretary shall: (a) keep minutes of the proceedings of the Shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be the custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the Chairman of the Board of Directors, the Executive Chairman, the Chief Executive Officer, the President or a Senior Executive Vice President, certificates for shares of the corporation, the issuance of which shall be authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 10.     The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies, or in other depositories as shall be selected in accordance with the provisions of these By-Laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 11.    Other Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors or the officer who was authorized to appoint them.

Section 12.    Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE IV
SEAL

The corporate seal of the corporation shall contain the name of the corporation and shall be in such form as the Board of Directors shall prescribe.

ARTICLE V
CERTIFICATES FOR SHARES AND THEIR TRANSER

Section 1.     Certificates for Shares. The shares of the corporation may be certificated or uncertificated, as authorized by the Board of Directors in accordance with Nebraska law. If certificated, all shares shall be represented by certificates signed by the Chairman of the Board, the Executive Chairman, the Chief Executive Officer, the President or a Senior Executive Vice President and by the Treasurer or by the Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

Section 2.     Form of Share Certificates. Each certificate representing shares shall state upon the face thereof; that the corporation is organized under the laws of the State of Nebraska; the name of the person to whom issued; the number and class of shares; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the Board of Directors.

Section 3.     Loss or Destruction. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction, and upon the giving of satisfactory security by bond or otherwise against loss to the corporation.

Section 4.     Transfer of Shares. Transfer of shares of capital stock of the corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the corporation. Transfer of certificated shares shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VI
DIVIDENTS AND BANK ACCOUNT

Section 1.     Dividends. In addition to other dividends authorized by law, the Board of Directors, by resolution, may from time to time declare dividends to be paid out of the unreserved and unrestricted earned surplus of the corporation, but no dividend shall be paid when the corporation is insolvent, when the payment thereof would render the corporation insolvent or when otherwise prohibited by law.

Section 2.     Bank Account. The funds of the corporation shall be deposited in such banks, trust funds, or depositories as the Board of Directors may designate and shall be withdrawn upon the signature of the President and upon the signatures of such other person or persons as the directors may by resolution authorize.

ARTICLE VII
AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE VIII
WAIVER OF NOTICE

Whenever any notice is required to be given to any Shareholder or Director of the corporation under the provisions of the Articles of Incorporation or under the provisions of applicable state law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE IX
INDEMNIFICATION OF NON-DIRECTOR OR NON-OFFICER EMPLOYEES AND AGENTS

At the discretion of the Board of Directors, the corporation may indemnify any person who is or was a non-director, non-officer employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, member of a limited liability company, trustee, employee, or other agent of another domestic or foreign corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity, as permitted by the Nebraska Business Corporation Act, as amended from time to time. The indemnification of the officers and directors shall be as provided by Article VIII of the Articles of Incorporation of the corporation.

ARTICLE X
DIRECTORS' INTEREST IN CONTRACTS

In the absence of fraud, no contract or other transaction between the corporation and any other person, corporation, firm, syndicate, association, partnership or joint venture shall be either void or voidable or otherwise affected by reason of the fact that one or more directors of the corporation are or become directors or officers of such other corporation, firm, syndicate or association or members of such partnership or joint venture, or are pecuniarily or otherwise interested in such contract or transaction, provided that (1) the fact such director or directors of the corporation are so situated or so interested, or both, is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (2) that such fact is disclosed or known to the Shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (3) the contract or transaction is fair and reasonable to the corporation. Any director of the corporation who is also a director or officer of such other corporation, firm, syndicate, or association, or a member of such partnership or joint venture or is pecuniarily or otherwise interested in such contract or transaction, may be counted for the purpose of determining the presence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction.

ARTICLE XI
FISCAL YEAR

Section 1.     Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of January in each year, or at such other time as may be determined by the Board of Directors.